Exhibit 10(106)

AMENDMENT NO. 1 TO THE SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
ALICO HOLDINGS LLC

AMENDMENT NO. 1, dated as of March 7, 2010 (this “Amendment”), to the Second Amended and Restated Limited Liability Company Agreement of ALICO Holdings LLC, a Delaware limited liability company (the “Company”), dated as of December 1, 2009 (the “LLC Agreement”; terms used but not otherwise defined herein shall have the meanings assigned thereto in the LLC Agreernent).

WITNESSETH:

WHEREAS, concurrently herewith, the Company is entering into that certain Stock Purchase Agreement, dated as of the date hereof, among MetLife, Inc. (“MetLife”), American International Group, Inc. (“AIG”) and the Company (the “Stock Purchase Agreement”), pursuant to which the Company will (upon the terms and subject to the conditions set forth therein) sell to MetLife 100% of the issued and outstanding capital stock of American Life Insurance Company (“ALICO”) in exchange for (i) $6,800,000,000 in cash (as may be adjusted pursuant to Section 2.03(a) of the Stock Purchase Agreement, the “Cash Consideration”), (ii) 78,239,712 shares of MetLife common stock, par value $0.01 per share (the “MetLife Common Stock”), (iii) 40,000,000 Common Equity Units (as defined in the Stock Purchase Agreement) and (iv) 6,857,000 shares of Series B Contingent Convertible Junior Participating Non-Cumulative Perpetual Preferred Stock of MetLife (the “MetLife Interim Preferred Stock” and, together with the MetLife Common Stock and the Common Equity Units, collectively, the “Non-Cash Consideration”);

WHEREAS, pursuant to Sections 4.01(d) and 4.01(f) of the LLC Agreement the consent of the FRBNY Member is required in connection with the entry by the Company into the Stock Purchase Agreement and the consummation of the transactions contemplated thereby;

WHEREAS, pursuant to Section 11.02 of the LLC Agreement, the consent of a Majority in Interest of each of the Common Members, Senior Preferred Members and Junior Preferred Members (the “Necessary Majority”) is required to amend the LLC Agreement; and

WHEREAS, the Members and the Company constitute the Necessary Majority and desire to amend the LLC Agreement as set forth herein.

NOW, THEREFORE, the parties hereby agree as follows;

Section 1.               Certain Agreements. The Company and each Member acknowledge and agree that the transactions contemplated by the Stock Purchase

Agreement (if consummated) will constitute a Qualifying Event under the LLC Agreement and the Net Proceeds thereof will, upon receipt by the Company, be distributed as required by Section 5.04 of the LLC Agreement.

Section 2.               Amendments Effective as of the Date Hereof. Effective as of the date hereof, the LLC Agreement is hereby amended as follows:

(a)           Article I of the LLC Agreement is amended by inserting the following new definitions in the appropriate alphabetical order:

“MetLife” means MetLife, Inc.

“MetLife Purchase Agreement” means that certain Stock Purchase Agreement dated as of March 7, 2010 among the Company, AIG and MetLife, as the same may be amended from time to time in accordance with the terms hereof and thereof.

“MetLife Transaction Agreements” means the “Transaction Agreements” as defined in the MetLife Purchase Agreement.

(b)           Section 4.01(d) of the LLC Agreement is amended by (i) deleting the word “or” at the end of clause (xii) thereof, (ii) deleting the period at the end of clause (xiii) thereof, inserting a semi-colon in lieu thereof and inserting the word “or” immediately thereafter, and (iii) inserting the following new clause (xiv):

“(xiv) amending, modifying or supplementing, or waiving any right of the Company under, any MetLife Transaction Agreement, in each case, in a manner that is or would reasonably be expected to be adverse to the Company or to the rights of the Preferred Members under this Agreement.”

(c)           Sections 8.04, 8.05, 8.07 and 11.14 of the LLC Agreement shall be of no further force or effect unless and until the MetLife Purchase Agreement is terminated prior to the Closing (as defined therein) (the “MetLife Closing”).

Section 3. Amendments to Become Effective as of the MetLife Closing. Effective as of the MetLife Closing, the LLC Agreement shall (automatically and without further action on the part of any Member) be further amended as follows:

(a)           Article I of the LLC Agreement shall be amended by inserting the following new definitions in the appropriate alphabetical order:

“Disposition Demand” has the meaning set forth in Section 8.08 hereof.

“Disposition Demanding Member” has the meaning set forth in Section 8.08 hereof.

“MetLife Investor Rights Agreement” means the “Investor Rights Agreement” as defined in the MetLife Purchase Agreement to be entered into by the Company and MetLife in connection with the MetLife Closing.

“MetLife Non-Cash Consideration” means the “Non-Cash Consideration” as defined in the MetLife Purchase Agreement.

“Subject Securities” means the MetLife Non-Cash Consideration and any securities issued or issuable in respect of such MetLife Non-Cash Consideration by way of conversion, exchange, stock dividend, split or combination, recapitalization, merger, consolidation, other reorganization or otherwise.

(b)           The definitions of “Qualifying Event” and “Voluntary Sale” shall be amended by (i) deleting the word “or” immediately preceding clause (B) thereof and (ii) inserting the phrase “or (C) Disposition Demand, effected by virtue of the exercise by the Disposition Demanding Member of the rights set forth in Section 8.08(a)” immediately following clause (B) thereof.

(c)           Section 2.05(a) of the LLC Agreement shall be deleted in its entirety and replaced with the following:

“The sole and exclusive purpose and business of the Company (the “Company Business”) is to directly or indirectly (a) hold, exercise rights with respect to and dispose of its investments in (i) ALICO, (ii) any other Entities created in connection with the transactions contemplated or actions permitted under this Agreement or the MetLife Transaction Agreements and (iii) the MetLife Non-Cash Consideration and (b) comply with its obligations and exercise or enforce its rights under this Agreement and the MetLife Transaction Agreements.”

(d)           Section 4.01(d) of the LLC Agreement shall be amended by (i) deleting the word “or” at the end of clause (xiii) thereof, (ii) deleting the period at the end of clause (xiv) thereof and inserting a semi-colon in lieu hereof, and (iii) inserting the following new clauses (xv) and (xvi):

“(xv)       engaging in any activities other than (A) directly or indirectly holding the MetLife Non-Cash Consideration, and exercising its rights with respect thereto and disposing thereof, (B) distributing the Net Proceeds (and any other proceeds) received by the Company and its Subsidiaries pursuant to the MetLife Transaction Agreements in accordance with Article V and (C) complying with its obligations and exercising or enforcing its rights under the MetLife Transaction Agreements; or

(xvi)        transferring any Subject Securities to any Apollo Transferee (as defined in the MetLife Investor Rights Agreement).”

(e)           Article VIII of the LLC Agreement shall be amended by inserting the following new Section 8.08 at the end thereof:

“Section 8.08 MetLife Demand Liquidity Event.

(a)           Prior to the Junior Preferred Payment, (A) with respect to the FRBNY Member, for as long as the FRBNY Member owns any Junior Preferred Units, the FRBNY Member shall, at any time (i) during the Initial Period, upon prior consultation with, and during the 12-month period following the date of this Agreement the prior concurrence of, the AIG Credit Facility Trust, be entitled to make a Disposition Demand, and (ii) following the Initial Period, in its sole discretion, be entitled to make a Disposition Demand and (B) with respect to the Majority Junior Preferred Members, (i) during the Initial Period, the Majority Junior Preferred Members shall not be entitled to make a Disposition Demand, and (ii) following the Initial Period, the Majority Junior Preferred Members shall, in their sole discretion, be entitled to make a Disposition Demand (each of the FRBNY Member with respect to Section 8.08(a)(A) and the Majority Junior Preferred Members with respect to Section 8.08(a)(B), a “Disposition Demanding Member”). A “Disposition Demand” means that a Disposition Demanding Member may require the Company, from time to time, in one or more transactions, to sell, transfer or otherwise dispose of Subject Securities; provided that (x) no Disposition Demand shall require the Company to sell, transfer or otherwise dispose of Subject Securities where the Net Proceeds are reasonably expected to be more than an amount equal to the sum of the Senior Liquidation Preference and the Junior Liquidation Preference and (y) each Disposition Demand shall be undertaken in a manner that is not in conflict with and, if applicable, subject to the terms and conditions of, the MetLife

Transaction Agreements (and with the Company using its best efforts to exercise its rights thereunder) and applicable law. Notwithstanding anything herein to the contrary including, but not limited to, Section 5.04 hereof, in connection with any such Disposition Demand, the Company shall not be required to distribute any proceeds of such Disposition Demand.

(b)           Each Disposition Demand shall be made by written notice to the Company specifying (i) the amount of Subject Securities that are the subject of such Disposition Demand (or the target Net Proceeds thereof), (ii) the method of disposition of the Subject Securities (including, if applicable, pursuant to a registered offering pursuant to the MetLife Investor Rights Agreement), the terms of which method of disposition shall be, subsequently, mutually agreed to in good faith by the Company and the Disposition Demanding Member and (iii) such other information as the Disposition Demanding Member deems necessary or appropriate.

(c)           In connection with any disposition of Subject Securities that involves a public offering, including a Disposition Demand, a Majority in Interest of the Junior Preferred Members shall have the right to appoint one of the global coordinators (who shall also serve as lead book-running managers) for such public offering.”

(f)            Sections 3.02(c), 4.01(d)(v) and 5.06(a) of the LLC Agreement shall be of no further force or effect,

Section 4.               Governing Law. This Amendment shall be governed by and n accordance with the laws of the State of Delaware.

Section 5.               Effect of Amendment. Except as expressly set forth herein, the amendments contained herein shall not constitute an amendment or waiver of any provision of the LLC Agreement, and the provisions of the LLC Agreement, as amended hereby, shall remain in full force and effect. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the LLC Agreement shall from and after the date hereof refer to the LLC Agreement as amended hereby.

Section 6.               Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective as of the execution and delivery of the Stock Purchase Agreement by each party thereto.

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IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the day and year first above written.

THE COMPANY:

ALICO HOLDINGS LLC

By:	/s/ Brian T. Schreiber
Name: Brian T. Schreiber
Title: Manager

THE COMMON MEMBER:

AMERICAN INTERNATIONAL GROUP, INC.

By:	/s/ Brian T. Schreiber
Name: Brian T. Schreiber
Title: Senior Vice President of Strategic Planning

THE SENIOR PREFERRED MEMBER:

FEDERAL RESERVE BANK OF NEW YORK

By:	/s/ Sarah Dahlgren
Name: Sarah Dahlgren
Title: Executive Vice President

THE JUNIOR PREFERRED MEMBER:

FEDERAL RESERVE BANK OF NEW YORK

By:	/s/ Sarah Dahlgren
Name: Sarah Dahlgren
Title: Executive Vice President

SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE SECOND AMENDED AND RESTATED LIMITED LIABILITY
COMPANY AGREEMENT OF ALICO HOLDINGS LLC